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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Monaco Coach Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MONACO COACH CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 18, 2004

TO OUR STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of the Stockholders of Monaco Coach Corporation will be held on May 18, 2004 at 1:00 p.m., local time, at our offices located at 91320 Industrial Way, Coburg, Oregon 97408 for the following purposes:

          1.     To elect four Class I directors each to serve for a two-year term expiring upon the 2006 Annual Meeting of Stockholders or until their successors are elected.

          2.     To re-approve the Monaco Coach Corporation Executive Variable Compensation Plan to preserve our ability to receive certain corporate income tax deductions that may otherwise be limited by Section 162(m) of the Internal Revenue Code.

          3.     To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the 2004 fiscal year.

          4.     To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Stockholders of record at the close of business on March 22, 2004 are entitled to notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to deliver your proxy by telephone or the Internet or to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

FOR THE BOARD OF DIRECTORS
RICHARD E. BOND Secretary
Coburg, Oregon April 12, 2004

MONACO COACH CORPORATION
91320 Industrial Way
Coburg, Oregon 97408

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        This Proxy Statement contains information relating to our Annual Meeting of Stockholders to be held on Tuesday, May 18, 2004 at 1:00 p.m. local time (the "Annual Meeting"), at our offices located at 91320 Industrial Way, Coburg, Oregon 97408. Our telephone number at that location is (541) 686-8011. The enclosed Proxy is solicited on behalf of our Board of Directors for use at the 2004 Annual Meeting of Stockholders, or at any postponements or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

        These proxy solicitation materials and the Annual Report to Stockholders for the year ended January 3, 2004, including financial statements, were mailed on or about April 12, 2004 to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

        Stockholders of record at the close of business on March 22, 2004, the record date for the meeting, are entitled to notice of and to vote at the meeting. At the record date, 29,313,632 shares of our Common Stock, $0.01 par value, were issued and outstanding.

        Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Methods of Voting

        Voting by Mail—By signing and returning the proxy card according to the enclosed instructions, you are enabling our Chief Executive Officer, Kay Toolson, and our President, John Nepute, who are named on the proxy card as "proxies or attorneys-in-fact," to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

        Voting by Telephone—Specific instructions on how to vote via the telephone are included on the proxy card.

        Voting via Internet—Specific instructions on how to vote via the internet are included on the proxy card.

        Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

  •
  FOR the election of the nominees for director identified in Proposal One;

  •
  FOR the re-approval of the Monaco Coach Corporation Executive Variable Compensation Plan; and

  •
  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending January 1, 2005.

        Voting in Person at the Meeting—If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name, but if you wish to vote at the meeting you will need to bring a legal proxy from your broker or other nominee authorizing you to vote these shares.

        If you hold shares through a bank, broker, or other record holder, you may vote your shares by following the instructions they have provided you.

Revoking Your Proxy

        You may revoke your proxy at any time before it is voted at the Annual Meeting. In order to do this, you may either:

  •
  sign and return another proxy bearing a later date before the beginning of the Annual Meeting

  •
  provide written notice of the revocation to:

Corporate Secretary
Monaco Coach Corporation
91320 Industrial Way
Coburg, OR 97408

    prior to the time we take the vote at the Annual Meeting

  •
  attend the Annual Meeting and request that your proxy be revoked (attendance at the meeting will not by itself revoke a previously granted proxy)

Solicitation of Votes

        We will bear the cost of soliciting proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by our directors, officers or regular employees. No additional compensation will be paid to such persons for such services.

Quorum Requirements

        A quorum is necessary to hold a valid meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock, whether in person or by proxy, issued and outstanding on the record date. Abstentions and broker non-votes are counted as present for establishing a quorum for the transaction of business at the Annual Meeting, but neither will be counted as votes cast. A "broker non-vote" occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have authority to do so.

Votes Required for Each Proposal

        The vote required for the proposals to be considered at the Annual Meeting is as follows:

  Proposal One—Election of Directors.    The four (4) director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

  Proposal Two—Re-approval of Executive Variable Compensation Plan.    The re-approval of the Executive Variable Compensation Plan will require the affirmative vote of a majority of the shares present, represented and voting at the Annual Meeting.

  Proposal Three—Ratification of PricewaterhouseCoopers LLP as Independent Accountants. Ratification of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending January 1, 2005 will require the affirmative vote of a majority of the shares present, represented and voting at the Annual Meeting.

You may vote either "for" or "withhold" your vote for the director nominees. You may vote "for," "against," or "abstain" from voting on the proposals to re-approve the Executive Variable Compensation Plan or to ratify PricewaterhouseCoopers LLP as our independent accountants.

Abstentions and Broker Non-Votes

        A properly executed proxy marked "Abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

        Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. If you hold Common Stock through a broker and you have not given voting instructions to the broker, the broker may be prevented from voting shares on non-routine matters, resulting in a "broker non-vote." Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares "FOR" routine matters but expressly instructing that the broker is NOT voting on non-routine matters. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted in the tabulation of the voting results with respect to a particular proposal.

Stockholder Proposals for 2005 Annual Meeting

        As a stockholder you may be entitled to present proposals for action at a forthcoming stockholder meeting. Pursuant to the rules of the Securities and Exchange Commission and our bylaws, stockholder proposals that stockholders intend to present at our 2005 Annual Meeting of Stockholders and desire to have included in our proxy materials relating to such meeting must be received by us no later than December 13, 2004, which is 120 calendar days prior to the anniversary of this year's Proxy Statement mailing date, and must be in compliance with applicable laws and regulations (including the regulations of the Securities and Exchange Commission under Rule 14a-8). If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of a proposal in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Proposals should be addressed to:

Corporate Secretary
Monaco Coach Corporation
91320 Industrial Way
Coburg, Oregon 97408

Other Matters

        We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

PROPOSAL ONE—ELECTION OF DIRECTORS

Nominees to the Board of Directors

        Our Board of Directors currently has eight members who are divided into two classes (Class I and Class II) with the classes serving for staggered, two-year terms. Currently there are four directors in Class I and four directors in Class II. Each of the Class II directors will hold office until the 2005 Annual Meeting or until their successors have been duly elected and qualified. The Class I directors are to be elected at the Annual Meeting.

        On the recommendation of our Governance Committee, the Board has nominated Kay Toolson, Ben Lytle, Richard Rouse and Daniel Ustian for election as Class I Directors. Each nominee is currently a director. Daniel Ustian was elected to the Board in June 2003 by our Board of Directors and did not stand for election at last year's Annual Meeting. In June 2003, Kay Toolson, our Chairman of the Board and Chief Executive Officer, recommended Daniel Ustian to our Governance Committee for consideration as a nominee to our Board of Directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees. In the event that any nominee becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

        Certain information about each of the nominees for Class I directors is set forth below. The names of, and certain information about, the four current Class II directors with unexpired terms are also set forth below. All information is as of the record date.

Name	Age	Principal Occupation	Director Since
Nominees for Class I Directors:
Kay L. Toolson	60	Chairman of the Board and Chief Executive Officer	1993
L. Ben Lytle	57	Chairman Emeritus and Presiding Director of Anthem, Inc.	2001
Richard A. Rouse	58	Private Investor	1993
Daniel C. Ustian	53	Chairman of the Board, President and Chief Executive Officer of Navistar International Corporation	2003
Continuing Class II Directors:
Robert P. Hanafee, Jr.	60	Private Investor	2001
Dennis D. Oklak	50	Chief Executive Officer of Duke Realty Corporation	2003
Carl E. Ring, Jr.	66	Retired Managing Director of Liberty Capital Partners, Inc.	1993
Roger A. Vandenberg	56	President of Cariad Capital, Inc.	1993

        Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. Michael P. Snell, an executive officer, is the nephew of Director Kay Toolson. Other than this family relationship, there are no family relationships between any of our directors or executive officers.

  Nominees for Class I Directors whose terms expire in 2006

        Mr. Toolson has served as our Chief Executive Officer and as the Chief Executive Officer of our predecessor company since 1986 and as Chairman since 1993. He also served as President from 1986 to October 2000, except for the periods from October 1995 to January 1997 and August 1998 to September 1999. From 1973 to 1986, Mr. Toolson held executive positions with two motor coach manufacturers.

        Mr. Lytle has served as a director since October 2001. Mr. Lytle is currently Chairman Emeritus and Presiding Director of Anthem, Inc., a healthcare management company. Mr. Lytle served as Chief Executive Officer of Anthem from 1989 through 1999. Before joining Anthem's predecessor company in 1976, he held positions with LTV Aerospace, an aerospace company, Associates Corp. of North America, a financial services company, and American Fletcher National Bank. Mr. Lytle serves on the boards of Duke Realty Corporation, a real estate investment firm, and he is the Presiding Director of USI, Inc., an insurance broker. Mr. Lytle is also a member of the board of trustees of the American Enterprise Institute, a public policy research organization. Committees: Governance (Chair) and Compensation.

        Mr. Rouse has served as a director since July 1993. He is currently a private investor. From 1991 to 1998, Mr. Rouse served as Chairman of Emergency Road Service, Inc., a privately held nationwide roadside assistance company. From 1988 to 1991, he was President of Trailer Life Enterprises, Inc., a publisher and sponsor of recreational vehicle publications and clubs. Committees: Governance and Compensation.

        Daniel C. Ustian has served as a director since June 2003. Mr. Ustian is currently Chairman of the Board, President and Chief Executive Officer of Navistar International Corporation, a manufacturer of commercial trucks and engines. Prior to his present position at Navistar, he was President and Chief Executive Officer, from February 2003, and President and Chief Operating Officer from April 2002, and President of the Engine Group of International Truck and Engine Corporation, Navistar's principal operating subsidiary, from 1999 to 2002. He also served as Group Vice President and General Manager of Engine & Foundry from 1993 to 1999. Committees: Governance.

  Class II Directors whose terms expire in 2005

        Mr. Hanafee has served as a director since October 2001. Mr. Hanafee held various positions at Gillette Company, a consumer products company, from 1970 until retirement in 2001, including Vice President of Sales and Marketing of the Paper Mate Divisions, Senior Vice President of the North Atlantic Group, and President of the Stationary Products Group. Committees: Governance.

        Mr. Oklak has served as a director since February 2003. Mr. Oklak is currently Chief Executive Officer of Duke Realty Corporation, a real estate investment trust. From 1986 through March 2004, Mr. Oklak served in various other positions with Duke Realty Corporation, including President, Chief Operating Officer, Co-Chief Operating Officer, Executive Vice President and Chief Administrative Officer and Senior Vice President and Treasurer. Prior to joining Duke Realty Corporation, Mr. Oklak was with Deloitte & Touche, a public accounting firm. Committees: Audit (Chair).

        Mr. Ring has served as a director since March 1993. He was a founding partner of Liberty Partners, L.P., whose general partner is Liberty Capital Partners, Inc., a New York investment management firm, where he served as a Managing Director from September 1992 to December 2003. Mr. Ring is now retired. From June 1991 to September 1992, he was President of Eden, Miller & Co., Incorporated, an investment-banking firm. For more than five years prior thereto, Mr. Ring was a Managing Director of Lehman Brothers Inc., an investment banking and brokerage firm. Mr. Ring has also served as a director of Rudolph Technologies, Inc. since June 1996. Committees: Audit and Compensation (Chair).

        Mr. Vandenberg has served as a director since March 1993. He currently serves as the President of Cariad Capital, Inc., a private equity investment business, which he founded in January 1992. Mr. Vandenberg also serves as a director of Wellman, Inc., a polyester fiber manufacturer. From 1986 to December 2002, Mr. Vandenberg served as a Managing Director of Narragansett Capital, Inc., a private investment firm, as general partner of Narragansett Capital Partners -A and -B, L.P., related venture capital funds, and as a general partner of Narragansett First Fund, a venture capital fund. From May 1999 to March 2000, Mr. Vandenberg served as President of EFD, Inc., a manufacturer and seller of fluid dispensing and dispensing components. Committees: Audit and Compensation.

Vote Required

        The four nominees receiving the highest number of votes of the shares entitled to be voted shall be elected as Class I directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

        The Board of Directors has unanimously approved Kay Toolson, Ben Lytle, Richard Rouse and Daniel Ustian as its nominees and recommends that stockholders vote "FOR" the election of these nominees.

PROPOSAL TWO—TO RE-APPROVE THE MONACO COACH CORPORATION EXECUTIVE VARIABLE COMPENSATION PLAN

        Section 162(m) of the Internal Revenue Code potentially limits our ability in federal income tax returns to deduct compensation paid to our Chief Executive Officer and to each of our other four most highly compensated executive officers. However, certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit. In order to ensure the deductibility for tax purposes of amounts that we pay as executive compensation, we are again submitting the Executive Variable Compensation Plan for stockholder approval. Although the Plan was originally approved by our stockholders at our 1999 Annual Meeting of Stockholders, the Internal Revenue Code requires that the Plan be resubmitted every five years in order that any compensation granted under the Plan continue to qualify as performance-based compensation. The following summary description is qualified by reference to the text of the Plan, which is included with this Proxy as Appendix B.

Purpose

        The purpose of the Plan is to (i) to motivate and reward eligible employees by making a significant portion of their cash compensation directly dependent on achieving key strategic, financial and operational objectives, and (ii) maximize the deductions on our federal income tax returns with respect to executive compensation.

Administration

        The Compensation Committee of the Board of Directors is responsible for the general administration of the Plan and for carrying out its provisions. All decisions of the Compensation Committee under the Plan are subject to ratification by the full Board of Directors.

Eligibility

        All executive officers and other key employees designated by the Compensation Committee who are or may reasonably be expected to become "covered employees" within the meaning of Section 162(m) (for example, our Chief Executive Officer and each of the other four most highly compensated executive officers) are eligible to participate in the Plan. The Compensation Committee has designated Kay L. Toolson, our Chief Executive Officer, as the sole participant in the Plan for fiscal year 2004. Mr. Toolson has also been the sole participant in the Plan for the past five years.

Performance Targets

        For each performance period under the Plan, the Compensation Committee must establish performance measures and objectives in writing within the first 90 days of our fiscal year for which the bonus is to be paid. The primary measure of performance under the Plan is earnings before interest, taxes, depreciation and amortization (EBITDA). Non-recurring expenses related to the impact of any acquisitions or mergers are excluded in determining whether the performance measures have been achieved.

Other Criteria

        The Compensation Committee is required to certify in writing that all applicable performance criteria have been met prior to any payments under the Plan. All awards under the Plan shall be paid in cash. The Compensation Committee may not increase, but may, in its sole discretion, decrease a participating employee's award.

        In the event a participating employee's employment terminates by reason of retirement, disability or death, the Compensation Committee may, in its discretion, pay all or a portion of the award for the performance period in which such termination occurs.

        Subject to certain limitations and any stockholder approval requirements, the Compensation Committee has the power to amend or terminate the Plan.

Benefits under the Plan

        For 2004, Mr. Toolson will be eligible to receive a bonus under the Plan that is equal to the amount by which 3% of our earnings for fiscal 2004, before deducting interest, tax, depreciation and amortization expenses (EBITDA), exceeds 12% of our "total stockholders equity" as set forth on our consolidated balance sheet at the end of fiscal 2003 ($34.3 million). For 2003, Mr. Toolson was eligible to receive a bonus under the Plan of $650,240. This amount is equal to the amount by which 3.03% of our fiscal 2003 EBITDA exceeds 12% of total stockholders equity as set forth on our consolidated balance sheet at the end of fiscal 2002 ($31.3 million).

        Because our EBITDA for fiscal 2004 and for future years cannot be known in advance, and because the Compensation Committee has the discretion to reduce the amount of any award under the Plan, the amount that will be paid in the future to Mr. Toolson or any other eligible employee is not presently determinable. In the absence of stockholder approval, any award payable to Mr. Toolson for any fiscal year cannot be more than the amount by which 3.0% of our EBITDA exceeds 12% of total stockholders equity as set forth on our consolidated balance sheet at the end of the preceding fiscal year.

Vote Required

        The approval of the Monaco Coach Corporation Executive Variable Compensation Plan requires the affirmative vote of a majority of the shares of our Common Stock present or represented and voting at the 2004 Annual Meeting of Stockholders. In the event our stockholders do not approve the Plan, we will not pay Mr. Toolson a bonus under the Plan but will consider calling a special meeting to present a revised proposal to our stockholders.

        The Board of Directors believes that the Plan provides a strong incentive for Mr. Toolson to work to increase the value of our Company and recommends voting "FOR" the approval of the Monaco Coach Corporation Executive Variable Compensation Plan.

PROPOSAL THREE—RATIFICATION OF
APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit our financial statements for the fiscal year ending January 1, 2005, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees to PricewaterhouseCoopers LLP for Fiscal Years 2003 and 2002

        The following table presents fees for professional services rendered by PricewaterhouseCoopers, LLP ("PwC") for the audit of our annual financial statements for fiscal years 2003 and 2002 and fees billed for audit-related services, tax services and all other services rendered by PwC for these periods:

	2003	2002
Audit-fees(1)	$309,144	$295,203
Audit-related fees(2)	56,191	27,383
Tax Fees(3)	1,000	26,743
All other fees(4)	14,900	55,000

Total Fees:	$381,235	$404,329

(1)
Audit Fees—These are fees for professional services performed by PwC for auditing our annual financial statements and reviewing our quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees—These are fees for the assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of the Company's financial statements. For 2002 and 2003, this consisted primarily of employee benefit plan audits.

(3)
Tax Fees—These are fees for professional services performed by PwC with respect to tax compliance, tax advice and tax planning. We have now engaged another firm to perform these services for us.

(4)
All Other Fees—These are fees for permissible services performed by PwC that do not fall within the above categories. For 2003, these services consisted of consultation regarding compliance with the North American Free Trade Agreement. For 2002, these services related to due diligence activities related to an acquisition.

        All services provided by PwC were pre-approved by the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's current practice is to consider and approve in advance all proposed audit and non-audit services to be provided by our independent auditors.

Vote Required

        The affirmative vote of a majority of the shares of our Common Stock present or represented and voting at the 2004 Annual Meeting of Stockholders will be required to ratify PricewaterhouseCoopers LLP as our independent auditors.

        The Board of Directors unanimously recommends voting "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending January 1, 2005.

CORPORATE GOVERNANCE

Board of Directors and Committee Meetings

        Our Board of Directors held four meetings during 2003. Each of our directors attended all of the meetings of the Board and the committees on which he served in 2003. Our directors are expected, absent exceptional circumstances, to attend all Board meetings and meetings of committees on which they serve, and are also expected to attend our Annual Meeting of Stockholders. Last year all directors attended the 2003 Annual Meeting of Stockholders.

        Our Board of Directors has summarized its corporate governance practices in the Corporate Governance Guidelines for Monaco Coach Corporation, a copy of which is available on our Investor Relations website at http://www.monaco-online.com/ir, and is available in print upon request by any stockholder. The Board currently has three committees: an Audit Committee, a Compensation Committee and a Governance Committee. Each committee has a written charter approved by the Board of Directors outlining the principal responsibilities of the committee. These charters are also available on our Investor Relations website and are also available in print upon request by any stockholder. Our Audit Committee charter was amended during 2003 and the revised charter is included with this Proxy Statement as Appendix A.

  Audit Committee

        The purpose of our Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements and to assist the Board in the oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of our internal audit function and our independent auditors. In addition, the Audit Committee's duties and responsibilities include reviewing and pre-approving any audit and non-audit services, reviewing, approving and monitoring our Code of Ethics for Executive Officers and establishing procedures for receiving, retaining and treating complaints regarding accounting, internal accounting controls or auditing matters. The report of the Audit Committee for fiscal 2003 is included in this proxy statement.

        The Audit Committee of the Board of Directors currently consists of Directors Oklak, Ring and Vandenberg, and held seven meetings during 2003. None of the Audit Committee members is an employee of Monaco Coach Corporation and all of them are independent within the meaning of the rules of the SEC and the listing standards of the NYSE. In February 2004, Mr. Vandenberg resigned as Chair of the Audit Committee and our Board of Directors appointed Mr. Oklak as the new Chair. Mr. Vandenberg continues to serve as a member of our Audit Committee. The Board has determined that Mr. Oklak is an "audit committee financial expert" within the meaning of the rules of the SEC and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

  Compensation Committee

        The purpose of our Compensation Committee is to determine salaries, incentives and other forms of compensation for executive officers and other employees, to administer our various incentive compensation and benefit plans, and to provide oversight and guidance to management regarding general compensation goals and guidelines. The report of the Compensation Committee for fiscal 2003 is included in this proxy statement. The Compensation Committee of the Board of Directors currently consists of Directors Lytle, Ring, Rouse and Vandenberg, and held two meetings during the last fiscal year. Mr. Ring serves as the Chair of the Compensation Committee. Each member of the Compensation Committee is independent within the meaning of the listing standards of the NYSE.

  Governance Committee

        The purpose of our Governance Committee is to identify, evaluate and recommend nominees for the Board of Directors, evaluate the composition, organization and governance of the Board of Directors and its committees and develop and recommend to the Board appropriate corporate governance principles and policies. The Governance Committee also supervises the Board's annual review of director independence and the performance self-assessments of the Board and each of the committees. The Governance Committee currently consists of Directors Lytle, Hanafee, Rouse and Ustian, and held two meetings during the last fiscal year. Mr. Lytle serves as the Chair of the Governance Committee. Mr. Ustian was appointed to serve on the Governance Committee in February 2004. Each member of the Governance Committee is independent within the meaning of the listing standards of the NYSE.

Stockholder Communications to Directors

        Stockholders may communicate directly with our non-management directors by sending a letter addressed to:

Corporate Secretary
Monaco Coach Corporation
606 Nelson's Parkway
Wakarusa, Indiana 46573

Richard Bond, our Senior Vice President, Chief Administrative Officer and Corporate Secretary will ensure that a summary of all communications received is provided to the Board of Directors at its regularly scheduled meetings. Where the nature of a communication warrants, Mr. Bond may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or a non-management director, management or independent advisors, as Mr. Bond considers appropriate. Mr. Bond may decide, in the exercise of his judgment, whether a response to any stockholder communication is necessary.

Policy for Director Recommendations and Nominations

        The Governance Committee considers candidates for Board membership suggested by Board members, management and our stockholders. The policy of the Governance Committee is to consider recommendations for candidates to the Board of Directors from any stockholder holding, as of the date the recommendation is submitted, not less than one percent (1%) of the then outstanding shares of our common stock continuously for at least twelve (12) months prior to such date. The Governance Committee will consider a director candidate recommended by our stockholders in the same manner as a nominee recommended by a Board member, management or other sources.

        In addition, a stockholder may nominate a person directly for election to the Board of Directors at an Annual Meeting of Stockholders provided the stockholder meets the notice and information requirements set forth in our Bylaws.

        Where the Governance Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Governance Committee, the Board or management. In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Governance Committee considers a number of factors, including:

  •
  The current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board

  •
  Such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest

        The Governance Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

  •
  The highest personal and professional ethics and integrity

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  Proven achievement and competence in the nominee's field and the ability to exercise sound business judgment

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  Skills that are complementary to those of the existing Board

  •
  The ability to assist and support management and make significant contributions to the Company's success

  •
  An understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities

  •
  A willingness of the prospective nominee to meet the minimum equity interest holding guideline set out in our Corporate Governance Guidelines

After completing its evaluation, the Governance Committee makes a recommendation to the full Board as to the persons who should be nominated to the Board, and the Board determines the nominees after considering the recommendation and report of the Governance Committee.

Director Independence

        In November 2003, the Board adopted Standards of Independence for the Board of Directors. These guidelines for determining director independence are intended to be consistent with the NYSE's new director independence standards and are available on our Investor Relations website at http://www.monaco-online.com/ir. Consistent with the standards that were adopted, the Board undertook a review of the independence of our directors and considered whether any director had any relationship with Monaco Coach Corporation or management that would compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the Board affirmatively determined that Directors Lytle, Rouse, Ustian, Hanafee, Oklak, Ring and Vandenberg are independent within the meaning of the NYSE director independence standards.

Presiding Director

        In October 2002, the Board created the position of Presiding Director. The primary responsibility of the Presiding Director is to preside over executive sessions of the Board in which management and management directors do not participate, to work with the Chairman of the Board and the committee chairs in establishing the agendas for Board and committee meetings and to perform such other duties as the Board may from time to time delegate to him in order to help it fulfill its responsibilities. Robert P. Hanafee, Jr. serves as our Presiding Director.

Code of Business Conduct and Code of Ethics for Officers

        Our Board has adopted a Code of Business Conduct that is applicable to all of our employees, officers and directors. Our Code of Business Conduct is intended to ensure our employees act in accordance with high ethical standards based on respect for the dignity of each individual and a commitment to honesty and fairness. In addition, we have in place a Code of Ethics for Executive Officers that applies to our Chief Executive Officer, our Chief Financial Officer and certain other officers and this code is intended to deter wrongdoing and promote ethical conduct among our executives and to ensure all of our public disclosure is full, fair and accurate. Both the Code of Business Conduct and the Code of Ethics for Executive Officers are available on our Investor Relations website at http://www.monaco-online.com/ir, and are available in print upon request from any stockholder. If necessary, we intend to post amendments to, or waivers from, these Codes for our executive officers and directors on our website.

Director Compensation

        Each of our directors who are not employees received a total of $50,000 in fiscal 2003, and will receive a total of $50,000 in fiscal 2004, for service on the Board of Directors and any committee thereof. The directors are also reimbursed for certain expenses in connection with attendance at board and committee meetings. In addition, non-employee directors are able to elect to receive a portion of their annual cash retainer in either common stock or an option to purchase common stock. For fiscal year 2003, directors Hanafee, Lytle, Oklak and Ustian received 625 shares each of Common Stock in lieu of a portion of their cash retainer.

        Each non-employee director is also currently entitled to participate in our 1993 Director Option Plan. Each eligible non-employee director is automatically granted an option to purchase 8,000 shares of Common Stock on the date on which the optionee first becomes a director of the Company. Thereafter each optionee is automatically granted an additional option to purchase 4,000 shares of Common Stock on September 30 of each year if, on such date, the optionee has served as a director of the Company for at least six months. Each initial option grant vests over five years at the rate of 20% per year. Each subsequent option grant vests in full on the fifth anniversary of its date of grant. The exercise price of each option is the fair market value of the Common Stock as determined by the closing price reported by the New York Stock Exchange on the date of grant.

REPORT OF THE AUDIT COMMITTEE

        The information contained in the following report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

        The following is the Audit Committee's report submitted to the Board of Directors for the fiscal year ended January 3, 2004.

        The Audit Committee of the Board of Directors has:

  •
  reviewed and discussed the Company's audited financial statements for the fiscal year ended January 3, 2004 with the Company's management

  •
  discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the materials required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees)

  •
  reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence

  •
  considered whether the provision of non-audit services as noted under Proposal Three is compatible with maintaining the independence of PricewaterhouseCoopers LLP and has determined that such provision of non-audit services is compatible.

        Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2004.

AUDIT COMMITTEE
Dennis D. Oklak, Chair Carl E. Ring, Jr. Roger A. Vandenberg

REPORT OF THE COMPENSATION COMMITTEE

        The information contained in the following report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

Introduction

        The Compensation Committee of the Board of Directors was established in July 1993 and is comprised solely of independent directors. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for executive officers and other employees and administers various incentive compensation and benefit plans. With respect to the compensation of the Chief Executive Officer, the Committee reviews and approves the various elements of the Chief Executive Officer's compensation. With respect to other executive officers, the Compensation Committee reviews the recommendations for such individuals presented by the Chief Executive Officer and approves or modifies the compensation packages for such individuals. Base salary levels for executive officers are generally established at or near the start of each fiscal year, and final bonuses for executive officers are determined at the end of each fiscal year based upon such individual's performance and the Company's performance.

Executive Compensation

        Our compensation program consists of two principal components: cash-based compensation, both fixed and variable, and equity-based compensation. These two principal components are intended to attract, retain, motivate and reward executives who are expected to manage both short-term and long-term success.

Cash-based Compensation

        Executive officers receive cash compensation in the form of annual salaries and bonus payments. A principal goal of the Compensation Committee is to tie a substantial part of each executive officer's cash compensation to our corporate performance, and to reward executive officers for our success. In 2003, executive officers (other than Kay Toolson, our Chief Executive Officer) were eligible to receive, as a group, a bonus from a pool of 4.4% of the amount by which our earnings for fiscal 2003, before deducting interest, tax, depreciation and amortization expenses (EBITDA), exceeded 12% of our stockholders' equity at the beginning of fiscal 2003. One half of a quarterly allocation, other than the amount allocated to the Chief Executive Officer (as described below), was paid to participants in the pool, other than the Chief Executive Officer, after the end of each quarter. At the discretion of the Committee, the participants, other than the Chief Executive Officer, are eligible for the remainder to be paid after the year-end, based on EBITDA from the Company's audited annual financial statements. The allocation of the bonus pool, other than the amount allocated to the Chief Executive Officer, is recommended by the Chief Executive Officer for approval by the Compensation Committee, and is based on subjective factors, including the achievement by each participant in the pool of specifically defined objectives and the particular contributions of each participant to revenue and profitability. The Committee also considers the compensation of similarly situated executives in the Company's peer group in the recreational vehicle industry. The Chief Executive Officer also recommends to the Compensation Committee the performance objectives for each executive officer for the ensuing year.

Equity-based Compensation

        The Compensation Committee administers an option program pursuant to which members of management, including executive officers, may receive annual option grants from a pool of shares set aside by the Compensation Committee. The purpose of the option program is to provide additional incentive to executives and other key employees to work to maximize long-term return to our stockholders. The Chief Executive Officer provides a recommendation to the Compensation Committee regarding the allocation of the option pool and the Compensation Committee determines the allocation of shares to the Chief Executive Officer. In granting stock options to executive officers, the Chief Executive Officer and the Committee consider a number of subjective factors, including the executive's position and responsibilities, such executive's individual performance, the number of options held (if any) and other factors that they may deem relevant. Options generally vest over a five-year period to encourage the optionholders to remain an employee. The exercise price of options is the market price on the date of grant, ensuring that the option will acquire value only to the extent that the price of the Company's common stock increases relative to the market price at the date of grant. In 2003, the Compensation Committee set aside a pool of 163,200 shares for grants to management, of which options to purchase 64,500 shares were granted to the executive officers.

Chief Executive Officer Compensation

        The Compensation Committee generally uses the same factors and criteria described above for compensation decisions regarding our Chief Executive Officer. During 2003, Mr. Toolson received a base salary of $228,900 for serving as our Chief Executive Officer. As a participant in our Executive Variable Compensation Plan, which was originally adopted in 1999 and which we are resubmitting for re-approval by our stockholders at the 2004 Annual Meeting (see Proposal Two), Mr. Toolson was eligible to receive an annual bonus for fiscal 2003 equal to 3.03% of EBITDA in excess of 12% of "total stockholders' equity" on our annual audited financial statements for the end of 2003. This bonus totaled $650,240. This compares to 3.03% of EBITDA in excess of $25.6 million for 2002 (12% of total stockholders equity), and 2.37% of EBITDA in excess of $12 million in 2001 and 2000. The Compensation Committee has the discretion to reduce this bonus as it sees fit.

        In 2003, the Compensation Committee also granted Mr. Toolson an option to purchase 10,000 shares of Common Stock.

Tax Deductibility of Executive Compensation

        The Internal Revenue Code limits the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Under this legislation, the Company may deduct such compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Our policy is to qualify, to the extent reasonable, our executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary for our success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances. In 1999, our stockholders approved the Executive Variable Compensation Plan under which bonuses may be paid to participating executive officers, and we are asking the stockholders to approve this plan again at the Annual Meeting (see Proposal Two). The Executive Variable Compensation Plan, which provides for performance-based compensation, is intended to be exempt from the deduction limits under Section 162(m) of the Internal Revenue Code.

Summary

        The Compensation Committee believes that its compensation program to date has been fair and motivating, and has been successful in attracting and retaining qualified employees and in linking compensation directly to our success. The Compensation Committee intends to review this program on an ongoing basis to evaluate its continued effectiveness.

THE COMPENSATION COMMITTEE
Carl E. Ring, Jr., Chair L. Ben Lytle Richard A. Rouse Roger A. Vandenberg

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors was established in July 1993 and consists of Directors Ring, Lytle, Rouse and Vandenberg, none of whom have interlocking relationships as defined by the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

Executive Compensation Tables

        The table below sets forth information for the three most recently completed fiscal years concerning the compensation of the Chief Executive Officer of the Company and the five other most highly compensated executive officers in fiscal 2003 (the "Named Executive Officers"):

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus		Securities Underlying Options (#)
Kay L. Toolson Chief Executive Officer and Chairman	2003 2002 2001	$228,000 224,400 220,000	$650,240 1,827,000 1,027,594		10,000 10,000 15,001
John W. Nepute President	2003 2002 2001	156,100 153,000 150,000	257,000 571,000 330,000		9,000 9,000 11,250
Michael P. Snell Vice President of Sales	2003 2002 2001	94,600 92,700 90,000	210,700 352,044 250,000	(1) (1) (1)	6,000 6,000 7,500
Richard E. Bond Senior Vice President, Secretary and Chief Administrative Officer	2003 2002 2001	129,100 126,500 124,000	151,150 340,000 193,000		6,000 6,000 8,250
Irvin M. Yoder Vice President and Director of Indiana Manufacturing	2003 2002 2001	96,700 94,800 92,000	167,000 374,000 226,000		6,000 6,000 8,250
Martin W. Garriott Vice President and Director of Oregon Manufacturing	2003 2002 2001	96,700 94,800 92,000	165,500 365,000 218,000		6,000 6,000 8,250

(1)
Includes sales commissions earned by Mr. Snell in the amounts of $150,000 in fiscal years 2003, 2002 and 2001.

Option Grants

        The following table sets forth certain information with respect to stock option grants to the Named Executive Officers during the fiscal year ended January 3, 2004. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

Option Grants in Last Fiscal Year

	# of Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2001
Name			Exercise Price	Expiration Date
					5%	10%
Kay L. Toolson	10,000	6.13	$10.36	03/31/2013	$65,153	$165,112
John W. Nepute	9,000	5.51	10.36	03/31/2013	58,638	148,601
Michael P. Snell	6,000	3.68	10.36	03/31/2013	39,092	99,067
Richard E. Bond	6,000	3.68	10.36	03/31/2013	39,092	99,067
Irvin M. Yoder	6,000	3.68	10.36	03/31/2013	39,092	99,067
Martin W. Garriott	6,000	3.68	10.36	03/31/2013	39,092	99,067

(1)
These options were granted pursuant to the Company's 1993 Incentive Stock Plan. These options have terms of 10 years and vest over five years at the rate of 20% of the shares subject to the options at the end of each anniversary following the date of grant of such options.

Option Values

        The following table sets forth information with respect to the number and value of securities underlying exercisable and unexercisable options held by each of the Named Executive Officers on January 3, 2004:

Options Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
	Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kay L. Toolson	37,736	$264,583	23,486	38,101	$280,082	$400,383
John W. Nepute	14,000	151,340	88,759	29,850	1,614,280	303,299
Michael P. Snell	5,000	84,450	24,358	19,350	350,444	194,565
Richard E. Bond	0	0	48,825	21,300	822,260	220,259
Irvin M. Yoder	0	0	43,370	21,075	719,142	217,037
Martin W. Garriott	4,558	91,023	36,447	21,075	569,612	217,037

(1)
Value of unexercised options is based on the last reported sale price of the Company's Common Stock on the New York Stock Exchange of $24.56 per share on January 2, 2004 (the last trading day for the fiscal year ended January 3, 2004) minus the exercise price.

SECURITY OWNERSHIP

        The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 12, 2004 (except as otherwise indicated), by: (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock, (ii) each of the Named Executive Officers, (iii) each of the Company's directors, and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

Beneficial Owner	Number of Shares (1)	Percentage
FMR Corporation (2) 82 Devonshire St. Boston, Mass 02109	2,478,650	8.46%
Kay L. Toolson (3) c/o Monaco Coach Corporation 91320 Industrial Way Coburg, Oregon 97408	1,882,836	6.42%
Columbia Wanger Asset Management, L.P. (4) 227 West Monroe Street Suite 3000 Chicago, Illinois 60606	1,495,000	5.10%
Roger A. Vandenberg	754,356	2.58%
John W. Nepute (3)	245,089	*
Richard A. Rouse (3)	79,180	*
Richard E. Bond (3)	63,614	*
Irvin M. Yoder (3)	60,678	*
Michael P. Snell (3)	45,401	*
Martin W. Garriott (3)	44,733	*
L. Ben Lytle (3)	6,970	*
Robert P. Hanafee, Jr.	3,825	*
Dennis D. Oklak (3)	3,225	*
Daniel C. Ustian	625	*
Carl E. Ring, Jr.	0	*
All directors and executive officers as a group (17 persons)(5)	3,284,017	11.04%

*
Less than one percent.

(1)
Applicable percentage of beneficial ownership is based on 29,311,137 shares of Common Stock outstanding as of March 12, 2004 together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after March 12, 2004 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other stockholder.

(2)
Information based solely on a joint Schedule 13G/A filed on February 17, 2004 by FMR Corp., Eric D. Roiter, Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company.

(3)
Includes the number of shares subject to options which are exercisable within 60 days of March 12, 2004 by the following persons: Mr. Toolson (38,287 shares); Mr. Nepute (99,409 shares);

  Mr. Rouse (16,200 shares); Mr. Bond (56,775 shares); Mr. Yoder (51,095 shares); Mr. Garriott (44,172 shares); Mr. Snell (30,958 shares); Mr. Lytle (3,200 shares); and Mr. Oklak (1,600 shares).

(4)
Information based solely on a joint Schedule 13G/A filed on February 10, 2004 by Columbia Wanger Asset Management, L.P., WAM Acquisition GP, Inc. and Columbia Acorn Trust.

(5)
Includes 424,282 shares subject to options that are exercisable within 60 days of March 12, 2004.

PERFORMANCE GRAPH

        The following line graph shows a comparison of cumulative total stockholder return for our common stock, the New York Stock Exchange Composite Index and a peer group of companies selected by the Company (the "Peer Group"), whose primary business is recreational vehicles. The Peer Group consists of Coachmen Industries, Inc., National RV Holdings, Inc., Fleetwood Enterprises, Inc., Thor Industries, Inc., and Winnebago Industries, Inc. for the full period, and SMC Corp. from December 31, 1998 to August 6, 2001. The graph assumes that $100 was invested on December 31, 1998 at the closing price for our common stock on such date, and that all dividends are reinvested. In accordance with the guidelines of the SEC, the stockholder return for each entity in the Peer Group has been weighted on the basis of market capitalization as of each measurement date set forth in the graph. Historic stock price performance should not be considered indicative of future stock price performance.

TOTAL RETURN TO STOCKHOLDERS
(Assumes $100 Investment on 12/31/1998)

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the National Association of Securities Dealers, Inc. Such persons are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, we believe that, during the fiscal year ended January 3, 2004, all filing requirements applicable to its officers, directors and ten percent stockholders were met, except that Dennis Oklak filed a late Form 4 to report an option grant of 8,000 shares of common stock in 2003.

FOR THE BOARD OF DIRECTORS
RICHARD E. BOND Secretary

April 12, 2004

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

MONACO COACH CORPORATION

(as amended November 4, 2003)

PURPOSE:

        The purpose of the Audit Committee of the Board of Directors (the "Board") of Monaco Coach Corporation (the "Company") shall be to:

  •
  Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

  •
  Assist the Board in oversight and monitoring of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and of its independent auditors;

  •
  Prepare the report that the rules of the Securities and Exchange Commission (the "SEC") require be included in the Company's annual proxy statement;

  •
  Provide the Company's Board with the results of its monitoring and recommendations derived therefrom; and

  •
  Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

        The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

        The Audit Committee members will be appointed by, and will serve at the discretion of, the Board. The Audit Committee will consist of at least three members of the Board. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

  •
  Each member will be "independent," in accordance with the rules of the New York Stock Exchange and the rules of the SEC, as in effect from time to time;

  •
  Each member will be financially literate, as such qualification is interpreted by the Company's Board in its business judgment, and at least one member will be an "audit committee financial expert" as defined by the rules of the SEC; and

  •
  The Chair of the Audit Committee must have accounting or related financial management expertise and may not be associated with a holder of 20% or more of the Company's voting stock.

DUTIES AND RESPONSIBILITIES:

        The duties and responsibilities of the Audit Committee shall include:

  •
  Reviewing on a continuing basis the adequacy of the Company's system of internal controls, including separately meeting on a periodic basis with the Company's management, internal auditors and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

  •
  Exercising direct authority for appointing, compensating, overseeing the work of (including resolving disagreements between management and the independent auditors regarding financial reporting), and terminating the services of, the independent auditors for the purpose of preparing or issuing an audit report or other audit, review or attest services;

  •
  Pre-approving audit and permitted non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible);

  •
  At least annually, obtaining and reviewing a report by the independent auditor describing: the audit firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with any such issues;

  •
  Discussing the annual audited financial statements and quarterly unaudited financial statements with management and the independent auditors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

  •
  Discussing earnings press releases, as well as the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

  •
  As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

  •
  Discussing policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps management has taken, or proposes to take, to monitor and control such exposures;

  •
  Reviewing and monitoring the internal audit function, including the internal audit plan, reports resulting from internal audit activities and management's responses to such reports;

  •
  Reviewing with the independent auditors any audit problems or difficulties and management's response;

  •
  Setting clear hiring policies with respect to employees or former employees of the independent auditors;

  •
  Reporting regularly to the Board;

  •
  Reviewing the independent auditors' proposed audit scope, approach and independence;

  •
  Requesting from the independent auditors on at least an annual basis a formal written statement delineating all relationships between the auditors and the Company, engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors, and taking, or recommending that the Board take, appropriate action, if necessary, to ensure the independence of the outside auditors;

  •
  Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

  •
  Discussing with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees"), as it may be modified or supplemented;

  •
  Reviewing reports submitted to the audit committee by the independent auditors in accordance with applicable SEC requirements;

  •
  Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A;

  •
  Reviewing the Audit Committee's own charter, structure, processes and membership requirements from time to time;

  •
  Overseeing compliance with the requirements of the SEC for disclosure of auditor's services and audit committee members, member qualifications and activities;

  •
  Reviewing, approving and monitoring the Company's code of ethics for its principal executive officer, principal financial officer, principal accounting officer or controller, and other executive officers;

  •
  Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

  •
  Providing a report to the Board at least annually presenting its conclusions with respect to the independent auditors; and

  •
  Performing such other duties as may be requested by the Board.

COMPENSATION:

        Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers, per meeting fees and special fees for service as Chair of the Audit Committee. Fees may be paid in such form of consideration as is determined by the Board, which may include cash, deferred payment, stock, stock options, phantom stock, and common stock equivalents.

        Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a director or Board Committee member.

VOTING:

        Each member of the Audit Committee shall have one vote on any matter requiring action by the Audit Committee; provided, however, that any member who is associated with a holder of 20% or more of the Company's voting stock may not vote on any matters before the Audit Committee.

MEETINGS:

        The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board in advance.

        The Audit Committee will meet separately, at least quarterly, with (i) management, (ii) internal auditors (or other personnel responsible for the internal audit function), and (iii) independent auditors.

MINUTES:

        The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

        Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter. Such reports may be made orally or in writing.

PERFORMANCE EVALUATION:

        At least annually, the Board and the Audit Committee shall conduct a performance evaluation of the Audit Committee.

DELEGATION OF AUTHORITY:

        The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permitted non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

RESOURCES:

        The Audit Committee shall have the resources as determined by the Committee and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel, accountants or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.

MONACO COACH CORPORATION

EXECUTIVE VARIABLE COMPENSATION PLAN

        1.    PURPOSES OF THE PLAN.    The purpose of the Monaco Coach Corporation Executive Variable Compensation Plan (the "Plan") is to motivate and reward eligible executives of the Company by making a significant portion of their cash compensation directly dependent upon achieving key strategic, financial, and operational objectives. It is the Company's intention that the compensation paid hereunder will qualify as "performance-based" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and will thereby be deductible by the Company.

        2.    DEFINITIONS.

          (a)   "AWARD" means, with respect to each Participant, the award determined for a Performance Period. Each Award is determined by a formula for a Performance Period, subject to the Committee's authority under 6(e) to reduce the Award otherwise payable.

          (b)   "BOARD" means the Board of Directors of the Company.

          (c)   "COMMITTEE" means the Compensation Committee of the Board, or a sub-committee of the Compensation Committee, which shall consist solely of two or more members of the Board who are not employees of the Company and who otherwise qualify as "outside directors" within the meaning of Section 162(m).

          (d)   "COMPANY" means Monaco Coach Corporation.

          (e)   "COVERED EMPLOYEE" means a "covered employee" within the meaning of Section 162(m).

          (f)    "PARTICIPANT" means an eligible executive of the Company participating in the Plan for a Performance Period.

          (g)   "PERFORMANCE-BASED COMPENSATION" means compensation that is intended to qualify as "performance-based compensation" within the meaning of Section 162(m).

          (h)   "PERFORMANCE PERIOD" means the time period with respect to which an Award is earned and paid. Performance Periods under the Plan shall be annual, semi-annual and/or quarterly periods.

          (i)    "PLAN" means this Executive Variable Compensation Plan.

          (j)    "PLAN YEAR" means the Company's fiscal year, which is currently the twelve (12) month period that ends on the Saturday closest to December 31.

          (k)   "SECTION 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor to Section 162(m), as that Section may be interpreted from time to time by the Internal Revenue Service, whether by regulation, notice or otherwise.

        3.    ADMINISTRATION OF THE PLAN.

          (a)   The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions. The Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan. Subject to the limitations on Committee discretion imposed under Section 162(m), the Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties, but subject to the terms of the Plan:

              (i)  discretionary authority to construe and interpret the terms of the Plan, and to determine eligibility, Awards and the amount, manner and time of payment of any Awards hereunder;

             (ii)  to prescribe forms and procedures for purposes of Plan participation and distribution of Awards; and

            (iii)  to adopt rules, regulations and bylaws and to take such actions as it deems necessary or desirable for the proper administration of the Plan.

          (b)   All decisions of the Committee are subject to ratification by the Board.

          (c)   Any rule or decision by the Committee that is not inconsistent with the provisions of the Plan shall be conclusive and binding.

        4.    ELIGIBILITY.    The employees eligible to participate in the Plan for a given performance Period shall be all executive officers and other key employees of the Company designated by the Committee who are or may reasonably be expected to become Covered Employees, as determined by the Committee in its sole discretion. No person shall be automatically entitled to participate in the Plan.

        5.    PERFORMANCE TARGETS.    For each Performance Period the Committee shall establish Company performance measures and objectives as provided herein. Such performance measures and objectives shall be established in writing in advance of such date as is permitted by Section 162(m). A Participant's bonus opportunity shall become payable as an Award based upon the extent to which the Company meets or exceeds such pre-established performance measures.

          (a)    PERFORMANCE MEASURES.    The primary measure of Company performance shall be earnings before interest, taxes, depreciation and amortization (EBITDA).

          (b)    EFFECTS OF MERGER AND ACQUISITIONS.    Non-recurring expenses related to the impact of any acquisitions or mergers shall be excluded in determining whether the performance measures described above have been achieved.

        6.    AWARD PAYMENT.

          (a)    CERTIFICATION.    The Committee shall certify in writing that all of the applicable performance criteria have been met prior to any payments under this Plan.

          (b)    FORM OF DISTRIBUTIONS.    The Company shall distribute all Awards to the Participant in cash.

          (c)    TIMING OF DISTRIBUTIONS.    Subject to Sections 6(d) and (e) below, the Company shall distribute amounts payable to Participants as soon as is practicable following the determination of the Award for a Performance Period.

          (d)    DEFERRAL.    The Committee may defer payment of Awards, or any portion thereof, to Covered Employees as the Committee, in its discretion, determines to be necessary or desirable to preserve the deductibility of such amounts under Section 162(m). In addition, a Participant may, subject to such terms and conditions as the Committee may prescribe, elect to defer payment of all or a portion of his or her Award.

          (e)    LIMITATIONS.    The Committee may not increase a Covered Employee's Award(s), but may, in its sole discretion, decrease a Covered Employee's Award(s).

        7.    TERM OF PLAN.    The Plan shall first apply to the Company's 1999 Plan Year. The Plan shall continue until terminated under Section 8 of the Plan.

        8.    AMENDMENT AND TERMINATION OF THE PLAN.    The Committee may amend, modify, suspend or terminate the Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the Plan or in any Award granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would (i) impair any payments to Participants made prior to such amendment, modification, suspension or termination, unless the Committee has made a determination that such amendment or modification is in the best interests of all persons to whom Awards have theretofore been granted; provided further, however, that in no event may such an amendment or modification result in an increase in the amount of compensation payable pursuant to such Award or (ii) cause compensation that is, or may become, payable hereunder to fail to qualify as Performance-Based Compensation. To the extent necessary or advisable under applicable law, including Section 162(m), Plan amendments shall be subject to shareholder approval. At no time before the actual distribution of funds to Participants under the Plan shall any Participant accrue any vested interest or right whatsoever under the Plan except as otherwise stated in this Plan.

        9.    TERMINATION OF EMPLOYMENT.

          (a)   In the event that a Participant's employment with the Company terminates by reason of the Participant's retirement, total and permanent disability or death, the Committee may, in its discretion, pay to the Participant or the Participant's representative, as the case may be, all or a portion of the Award for the Performance Period in which such termination occurs.

          (b)   No Award shall be paid to a Participant whose employment terminates during a Performance Period except as provided in Section 9(a) above.

        10.    WITHHOLDING.    Distributions pursuant to this Plan shall be subject to all applicable federal and state tax and withholding requirements.

        11.    EMPLOYMENT.    This Plan does not constitute a contract of employment or compensation or impose on either the Participant or the Company any obligation to retain the Participant as an employee. This Plan does not change the status of the Participant as an employee at will, the policies of the Company regarding termination of employment, nor guarantee further continuing participation in the Plan.

        12.    SUCCESSORS.    The provisions of this Plan shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Plan replaces any other variable compensation plan for the Participants.

        13.    NONASSIGNMENT.    The rights of a Participant under this Plan shall not be assignable or transferable by the Participant except by will or the laws of intestacy.

        14.    GOVERNING LAW.    The Plan shall be governed by the laws of the State of Oregon.

MONACO COACH CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS

Tuesday, May 18, 2004
1:00 p.m., local time

91320 Industrial Way
Coburg, Oregon 97408

MONACO COACH CORPORATION 91320 Industrial Way, Coburg, Oregon 97408	proxy

The undersigned stockholder of Monaco Coach Corporation, a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 12, 2004, and the 2003 Annual Report to Stockholders, and hereby appoints Kay L. Toolson and John W. Nepute, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Monaco Coach Corporation to be held on May 18, 2004, at 1:00 p.m. local time, at the Company's offices, located at 91320 Industrial Way, Coburg, Oregon 97408, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, TO RE-APPROVE THE COMPANY'S EXECUTIVE VARIABLE COMPENSATION PLAN, TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 17, 2004.
•
Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/mnc/ — QUICK *** EASY *** IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 17, 2004.
•
Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Monaco Coach Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
\/ Please detach here \/

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of four	01	Kay L. Toolson	03	Richard A. Rouse	☐	Vote FOR	☐	Vote WITHHELD
	Class II directors:	02	L. Ben Lytle	04	Daniel C. Ustian		all nominees (except as marked)		from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	Proposal to re-approve the Company's Executive Variable Compensation Plan.	☐	For	☐	Against	☐	Abstain
3.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending January 1, 2005.	☐	For	☐	Against	☐	Abstain
4.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
Address Change? Mark Box ☐ Indicate changes below:			Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE—ELECTION OF DIRECTORS
PROPOSAL TWO—TO RE-APPROVE THE MONACO COACH CORPORATION EXECUTIVE VARIABLE COMPENSATION PLAN
PROPOSAL THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Options Exercises in Last Fiscal Year and Fiscal Year-End Option Values
SECURITY OWNERSHIP
PERFORMANCE GRAPH
TOTAL RETURN TO STOCKHOLDERS (Assumes $100 Investment on 12/31/1998)
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF MONACO COACH CORPORATION (as amended November 4, 2003)
MONACO COACH CORPORATION EXECUTIVE VARIABLE COMPENSATION PLAN